UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of	001-32318 (Commission File Number)	73-1567067 (IRS Employer
Incorporation)		Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 9, 2009, Devon Energy Corporation (“Devon”) completed an underwritten public offering of $500 million aggregate principal amount of 5.625% senior notes due January 15, 2014 (the “2014 Notes”) and $700 million aggregate principal amount of 6.30% senior notes due January 15, 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”). The Notes are governed by the terms of an Indenture, dated as of March 1, 2002, between Devon and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Indenture”), as supplemented by a Supplemental Indenture No. 3, dated as of January 9, 2009. The Notes are unsubordinated and unsecured obligations of the Company. Substantially all of the net proceeds from the offering will be used to repay Devon’s outstanding commercial paper and the remainder for general corporate purposes.
In connection with the issuance and sale of the Notes, Devon entered into an Underwriting Agreement, dated as of January 6, 2009, with Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, which is filed as Exhibit 1.1 hereto.
The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-156025) (the “Registration Statement”) previously filed with the Securities and Exchange Commission by Devon under the Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Devon hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed on December 9, 2008 and supplemented by the Prospectus Supplement dated January 6, 2009 which was filed on January 7, 2009:

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of January 6, 2009, among Devon Energy Corporation and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named therein

Exhibit 4.1	Supplemental Indenture No. 3, dated as of January 9, 2009, to Indenture, dated as of March 1, 2002, between Devon Energy Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (including the forms of 2014 Notes and 2019 Notes)

Exhibit 5.1	Opinion of Mayer Brown LLP, as to the validity of the Notes

Exhibit 23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Vice President – Corporate Governance and Secretary

Date: January 9, 2009

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